EXHIBIT 99.1

ROWAN COMPANIES, INC.
OFFSHORE RIG FLEET AND CONTRACT STATUS
As of December 20, 2006

OFFSHORE RIGS						Contract Status
	LeTourneau	Depth (feet)		Year in			Day Rate	Estimated
Name	Class	Water	Drilling	Service	Location	Customer	(in thousands)	Duration	Comments
Cantilever Jack-up Rigs:
240C #2	240-C	400	35,000	2009	TBD	TBD	TBD	TBD	Rig planned for construction with delivery expected in 2009.
240C #1	240-C	400	35,000	2008	TBD	TBD	TBD	TBD	Rig currently under construction, with delivery expected during 3rd Q 2008.
J.P. Bussell	225-C	300	35,000	2007	TBD	TBD	TBD	TBD	Rig currently under construction, with delivery expected during 4th Q 2007.
Hank Boswell	225-C	300	35,000	2006	Gulf of Mexico	Shipyard		December 2006	Rig entered shipyard on December 15th to prepare for four-year Middle East assignment.
					Middle East	Saudi Aramco	Low 190s	March 2011
Day rate includes estimated amortization of related mobilization/modification revenues starting in late March 2007. No revenues will be recorded during December 2006 - March 2007 mobilization/modification period (estimated +/- 105 days, including most of 1st Q 2007).

Bob Keller	225-C	300	35,000	2005	Gulf of Mexico	El Paso	Low 170s	January 2008
Scooter Yeargain	225-C	300	35,000	2004	Gulf of Mexico	Shipyard		December 2006	Rig entered shipyard on November 18th to prepare for four-year Middle East assignment.
					Middle East	Saudi Aramco	Low 190s	March 2011
Day rate includes estimated amortization of related mobilization/modification revenues starting in late March 2007. No revenues will be recorded during November 2006 - March 2007 mobilization/modification period (estimated +/- 135 days, including most of 1st Q 2007).

Bob Palmer	224-C	550	35,000	2003	Gulf of Mexico	Dominion	Mid 170s	February 2007
						BP	Low 220s	April 2009
Day rate includes estimated amortization of related mobilization/modification revenues starting in April 2007. No revenues will be recorded during +/- 45 day mobilization/modification period starting in February 2007.

Rowan Gorilla VII	219-C	400	35,000	2002	North Sea	Maersk	Mid 250s	September 2007
Rowan Gorilla VI	219-C	400	35,000	2000	E. Canada	Shipyard		January 2007	Rig entered shipyard on November 19th to prepare for early January 2007 mobilization to North Sea.
					North Sea	Talisman	Mid 280s	November 2007
Base day rate is shown, exclusive of mobilization revenues; ultimate rate depends upon operating area. No revenues will be recorded during November 2006 - January 2007 shipyard/mobilization period (estimated +/- 75 days, including +/- 30 days during 1st Q 2007).

						BG	Mid 260s	May 2008	Base day rate is shown, exclusive of mobilization revenues; ultimate rate depends upon operating area.
Rowan Gorilla V	219-C	400	35,000	1998	North Sea	Total	Mid 130s	April 2007	Rig incurred approximately four days of November 2006 downtime due to equipment repairs.
						Total	Mid 170s	November 2008
Rowan Gorilla IV	200-C	450	35,000	1986	Gulf of Mexico	Arena	Low 180s	January 2007	Rig incurred approximately six days of November 2006 downtime due to inspections.
						Arena	Mid 160s	April 2007
						Plains	Mid 180s	October 2007
Rowan Gorilla III	200-C	450	30,000	1984	Trinidad	EOG Trinidad	High 180s	September 2007
						Petro-Canada	Low 250s	April 2008
Rowan Gorilla II	200-C	450	30,000	1984	Gulf of Mexico	Dominion	Low 170s	March 2007
Rowan-California	116-C	300	30,000	1983	Middle East	Saudi Aramco	Mid 110s	April 2009
Cecil Provine	116-C	300	30,000	1982	Gulf of Mexico	Apache	Low 130s	March 2007
Gilbert Rowe	116-C	350	30,000	1981	Middle East	Maersk	Low 190s	January 2009
Rig departed GOM on November 3, 2006 for two-year Qatar assignment. Day rate includes estimated amortization of related mobilization/modification revenues starting in January 2007. No revenues are recorded during mobilization/modification period (estimated 135-150 days, including all of 4th Q 2006).

Arch Rowan	116-C	350	30,000	1981	Middle East	Saudi Aramco	Mid 110s	April 2009
Charles Rowan	116-C	350	30,000	1981	Middle East	Saudi Aramco	Mid 110s	April 2009
Rowan-Paris	116-C	350	30,000	1980	Middle East	Maersk	Low 190s	January 2009
Rig departed GOM on November 3, 2006 for two-year Qatar assignment. Day rate includes estimated amortization of related mobilization/modification revenues starting in January 2007; no revenues are recorded during mobilization/modification period (estimated 125-140 days, including all of 4th Q 2006).

Rowan-Middletown	116-C	350	30,000	1980	Middle East	Saudi Aramco	Mid 110s	April 2009
Conventional Jack-up Rigs:
Rowan-Juneau	116	300	30,000	1977	Gulf of Mexico	Shipyard		December 2006	Rig entered shipyard for inspections on December 8th.
						Seneca	Low 70s	February 2007
Rowan-Alaska	84	350	30,000	1975	Gulf of Mexico	Devon	Mid 120s	March 2007
Rowan-Louisiana	84	350	30,000	1975	Gulf of Mexico	Helix ERT	Mid 90s	January 2007	Rig underwent repairs following 2005 hurricane damage and returned to service on December 12th.
						Helix ERT	High 100s	March 2007
Rowan-Anchorage	52	250	20,000	1972	Gulf of Mexico	Helix ERT	Low 60s	January 2007
						Helix ERT	Mid 70s	February 2007

Rig Class denotes LeTourneau, Inc. hull number. 200-C is a Gorilla class unit designed for extreme hostile environment capability. 219-C is a Super Gorilla class unit, an enhanced version of the Gorilla class. 224-C is a Super Gorilla XL design.  225-C is a Tarzan Class unit. 240-C is LeTourneau's latest jack-up design.

ROWAN HEREBY ADVISES THAT THE TABLE SET FORTH ABOVE MAY CONTAIN INACCURATE, INCOMPLETE AND/OR INCORRECT INFORMATION AND IS SUBJECT TO CHANGE AT ANY TIME.
THE INFORMATION SHOULD NOT BE RELIED UPON FOR ANY PURPOSE, AND ROWAN HEREBY DISCLAIMS ANY LIABILITY RELATING TO THE USE OF THE INFORMATION SET FORTH ABOVE.

This report contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected financial performance of the Company that are based on current expectations and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected by the Company. Relevant factors have been disclosed in the Company's filiings with the U. S. Securities and Exchange Commission.